Exhibits 99.a(1)(c)

Amendment No. 2

To FIFTH Amended and Restated

Agreement and Declaration of Trust of

AIM GROWTH Series (invesco GROWTH series)

This Amendment No. 2 (the “Amendment”) to the Fifth Amended and Restated Agreement and Declaration of Trust of AIM Growth Series (Invesco Growth Series) (the “Trust”) amends, the Fifth Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 20, 2022, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, effective March 20, 2025, the Trust desires to amend the Agreement to remove Invesco Income Advantage International Fund from Schedule A;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1.	Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2.	All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3.	Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 28, 2025.

By:	/s/ Melanie Ringold
Names: Melanie Ringold
Title: Secretary, Senior Vice President and Chief Legal Officer

“EXHIBIT 1

SCHEDULE A

AIM GROWTH SERIES (INVESCO GROWTH SERIES)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Active Allocation Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Convertible Securities Fund	Class A Shares Class C Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Income Allocation Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco International Diversified Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Main Street Mid Cap Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Main Street Small Cap Fund®	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Quality Income Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Select Risk: Conservative Investor Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Select Risk: Growth Investor Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class Y Shares

Invesco Select Risk: High Growth Investor Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Select Risk: Moderate Investor Fund	Class A Shares Class C Shares Class R Shares Class S Shares Class Y Shares Class R5 Shares Class R6 Shares

Invesco Select Risk: Moderately Conservative Investor Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class Y Shares

Invesco Small Cap Growth Fund	Class A Shares Class C Shares Class R Shares Class R5 Shares Class R6 Shares Class S Shares Class T Shares Class Y Shares Investor Class Share”